UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210

South San Francisco, CA 94080

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Merger

On April 17, 2019, Mateon Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oncotelic, Inc., a Delaware corporation (“Oncotelic”), a clinical-stage biopharmaceutical company focused on the treatment of cancer using TGF-b RNA, and Oncotelic Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”). Upon the terms of and subject to the satisfaction of the conditions described in the Merger Agreement, the Merger Sub will be merged with and into Oncotelic (the “Merger”), with Oncotelic surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Effect on Capital Stock and Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of Oncotelic common stock outstanding immediately prior to the Effective Time (excluding shares held by the Company, Merger Sub or Oncotelic and any shares of Oncotelic held by stockholders exercising dissenters’ appraisal rights) will be converted solely into the right to receive (i) 3.97335267 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), and (ii) 0.01877292 shares of newly designated Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”).

As a result of the Merger, the former Oncotelic security holders immediately before the Merger will own approximately 85% of the issued and outstanding Common Stock (including any shares of Common Stock that may be issuable upon conversion of the Series A Preferred Stock), and the stockholders of the Company immediately before the Merger will own approximately 15% of the issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Series A Preferred Stock).

Contingent upon completion of the Merger and pursuant to the terms of a Contingent Value Rights Agreement to be entered into by and between the Company, Oncotelic, American Stock Transfer and Trust Company, LLC (“AST”) and a stockholder representative (the “CVR Agreement”), holders of record of Company Common Stock immediately prior to the Effective Time will receive, as a dividend, a Contingent Value Right (“CVR”), which will provide these holders, collectively, the right to receive 75% of the net proceeds to the Company (after the initial $500,000 of such net proceeds, which will be retained by Oncotelic) resulting from the full or partial sale, license, transfer or other disposition of the intellectual property rights and related assets of the Company’s product candidates OXi4503 and CA4P, in their current form and for their currently contemplated uses, that occurs pursuant to a definitive agreement executed prior to the fourth anniversary of the Effective Time.    AST will act as the Rights Agent, and the CVRs will be non-transferable except for certain estate planning and other similar permitted transfers described in the CVR Agreement. The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs. The CVRs will not entitle their holders to any equity interest in the Company.

The securities to be issued in the Merger will be issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

Recapitalization

Pursuant to the terms of the Merger Agreement and contingent upon completion of the Merger, the Company will (following the Effective Time) prepare and include in an information statement a proposal to amend and restate the Company’s current Amended and Restated Certificate of Incorporation, as amended to date, to, among other things, (i) effect a reverse stock split of the Common Stock, and (ii) increase the authorized number of shares of Common Stock in an amount sufficient to permit the conversion of all outstanding Series A Preferred Stock (the “Recapitalization”).

Series A Preferred Stock

Contingent upon and immediately prior to the Merger, the Company will file a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock in the form set forth as an exhibit to the Merger Agreement (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing and designating 5,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock will be convertible into 1,000 shares of Common Stock and will be eligible to receive dividends and vote on matters presented to the holders of Common Stock on an as converted basis. Holders of Series A Preferred Stock have the right to convert to Common Stock at any time at their election, subject to the availability of sufficient Common Stock at the time of conversion. The outstanding Series A Preferred Stock will automatically convert to Common Stock on the effectiveness of the Recapitalization.

Registration Rights

Pursuant to the Merger Agreement, the Company agreed to use commercially reasonable efforts to file, following the later of the effectiveness of the Recapitalization or the availability of the requisite proforma and audited financial statements of Oncotelic, with the Securities and Exchange Commission a registration statement to register for resale the shares of Common Stock issued in connection with the Merger, including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

Changes to Board of Directors and Officers

In accordance with the terms of the Merger Agreement, each of the current directors or the Company, other than William D. Schwieterman, will resign at the Effective Time. Following the Effective Time, Vuong Trieu, Ph.D., Oncotelic’s Chief Executive Officer and Chairman, will be appointed to the Company’s Board of Directors and will be appointed Chairman of the Board. Additionally, following the Effective Time, the Company’s Board of Directors will initially consist of four directors and will be comprised of (i) three members designated by Oncotelic and (ii) one member designated by the Company, namely Dr. Schwieterman.

Also in accordance with the terms of the Merger Agreement, at the Effective Time, Vuong Trieu, Ph.D. will become the Company’s Chief Executive Officer, and William D. Schwieterman, M.D. will resign from his position as the Company’s Chief Executive Officer. It is expected that Fatih Uckun, M.D., Ph.D., will be appointed to serve as the Company’s Chief Medical Officer and that Matthew M. Loar, the Company’s current Chief Financial Officer, will remain the Company’s Chief Financial Officer and Corporate Secretary.

Schwieterman Separation Agreement

As authorized by the Compensation Committee of the Company Board, on April 17, 2019, Dr. Schwieterman and the Company entered into a Separation and Release Agreement (the “Schwieterman Agreement”), providing, among other things, that Dr. Schwieterman will receive, in lieu of any other severance payments otherwise due and payable to Dr. Schwieterman, which currently aggregate $410,000 upon a change in control of the Company, (i) a payment of $205,000 in cash, upon the closing of a financing in which at least $10 million in gross proceeds is received by the Company subsequent to the closing of the Merger (a “Post-Closing Financing”), and (ii) an additional payment of $205,000 in cash, upon the closing of a Post-Closing Financing in which at least an additional $10 million in gross proceeds is received by the Company.

Representations and Warranties, Conditions to Closing and Termination Provisions

The Merger Agreement contains customary closing conditions and customary representations, warranties and covenants made by the Company and Oncotelic, including covenants relating to obtaining the requisite approvals of the stockholders of Oncotelic, prohibitions on either party continuing to negotiate with any other parties for alternative acquisition proposals, and the Company’s and Oncotelic’s conduct of their respective businesses between the date of signing of the Merger Agreement and the closing of the transactions contemplated by the Merger Agreement (the “Closing”). The Merger Agreement also includes termination provisions for both the Company and Oncotelic, including the right to terminate by mutual consent and the right of either party to terminate the Merger Agreement if the Closing has not occurred on or prior to May 10, 2019.

Bridge Financing

On April 17, 2019, the Company entered into securities purchase agreements in connection with the issuance of up to $1.2 million in principal amount of debentures (the “Bridge Financing”).

Two of the securities purchase agreements, aggregating up to $800,000 in principal amount of debentures, are with Peak One Opportunity Fund, L.P. and TFK Investments, LLC (collectively, “PeakOne”) pursuant to which the Company agreed to issue to PeakOne convertible debentures due three years from the dates of issuance (the “Debentures”). The other securities purchase agreements, aggregating up to $400,000 in principal amount of debentures, are with Vuong Trieu, Ph.D. and another investor (the “Bridge Investors”) pursuant to which the Company agreed to issue to the Bridge Investors Debentures on substantially the same terms issued to PeakOne, although without share reservation requirements, commitment fees or right to certain liquidated damages.

Funding under the Bridge Financing is conditioned upon the closing of the Merger. The issuance of the Debentures to PeakOne and the Bridge Investors will take place in two tranches: (i) the first tranche, in the aggregate principal amount of up to $600,000 for an aggregate purchase price of $540,000, will close following the Closing under the Merger Agreement, subject to the satisfaction of certain closing conditions, and (ii) the second tranche, in an aggregate principal amount of up to $600,000 for an aggregate purchase price of $540,000, would take place at the option of the Company at any time after 30 days following the Closing. The first tranche of the Debentures will mature on the third anniversary of their issuance, and may be redeemed by the Company prior to the maturity date as described below. All unpaid principal due and payable on the maturity date shall be paid in the form of Common Stock.

So long as no event of default shall have occurred and be continuing under the Debentures, the Company may at its option call for redemption all or part of the Debentures prior to the Maturity Date, upon not more than two (2) calendar days written notice, for an amount equal to:

(i)	if the redemption date is ninety (90) calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount so redeemed plus accrued interest, if any;

(ii)

if the redemption date is greater than or equal to ninety-one (91) calendar days from the date of issuance of the Debentures and less than or equal to one hundred twenty (120) calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount so redeemed plus accrued interest, if any;

(iii)

if the redemption date is greater than or equal to one hundred twenty one (121) calendar days from the date of issuance of the Debentures and less than or equal to one hundred eighty (180) calendar days from the date of issuance of the Debentures, one hundred thirty percent (130%) of the sum of the principal amount so redeemed plus accrued interest, if any; and

(iv)

if either (1) the Debentures are in default but PeakOne or the Bridge Investors, as applicable, consent to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to one hundred eighty one (181) calendar days from the date of issuance of the Debentures, one hundred forty percent (140%) of the sum of the principal amount so redeemed plus accrued interest, if any.

PeakOne and the Bridge Investors are entitled to, at any time or from time to time, convert the sum of all or any portion of the outstanding principal amount of the Debentures plus any interest that has accrued on the portion of the principal amount into shares of Common Stock at a conversion price equal to $0.10, provided, however, that if the Debentures are not redeemed in their entirety by the Company on or before the 180th calendar day after the issuance date, then the conversion price shall equal the lesser of (a) $0.10 or (b) 65% of the lowest traded price (as reported by Bloomberg LP) of the Common Stock for the fifteen trading days immediately preceding the date of conversion of the Debentures (provided, further, that if the Company is not DWAC eligible at the time of conversion, the Company Common Stock is traded on the OTC Pink at the time of conversion, or the conversion price is less than $0.01 per share, then 65% shall automatically adjust to 55% of the lowest traded price (as reported by Bloomberg LP) of the Company Common Stock for the 15 trading days immediately preceding the date of conversion of the Debentures), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

The Debentures issued to PeakOne are subject to a “conversion blocker” such that PeakOne and its affiliates cannot convert Debentures to the extent that the conversion would result in PeakOne and its affiliates holding more than 4.99% of the outstanding Common Stock (which PeakOne can increase to 9.99% upon at least 61 days prior written notice to the Company). The Debentures issued to the Bridge Investors do not include a conversion blocker.

The Company has agreed to issue 350,000 shares of Common Stock to Peak One Investments, LLC, the general partner of Peak One, and 350,000 shares of Common Stock to TFK Investments, LLC, as a commitment fee on the closing date. No commitment fee is payable to the Bridge Investors. The securities to be issued in the Bridge Financing will be issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

Following the Closing of the Merger, the Company plans to seek additional equity financing to (a) repay the Debentures and (b) provide working capital to fund the Company’s combined operations with Oncotelic. There are no arrangements for any such financing in place at this time.

References to Agreements

The descriptions of the Merger Agreement, the CVR Agreement (which is included as an exhibit to the Merger Agreement), Certificate of Designation (which is included as an exhibit to the Merger Agreement), the Debentures, the Schwieterman Agreement, and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, form of CVR Agreement, form of Certificate of Designation, the forms of Debenture, the Schwieterman Agreement, and the Securities Purchase Agreements, which are attached as Exhibits 2.1, 4.1, 4.2, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and each of which is incorporated herein by reference.

The agreements have been included to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about the Company or Oncotelic. The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On April 18, 2019, the Company issued a joint press release announcing the execution of the Merger Agreement and the Securities Purchase Agreements for the Bridge Financing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants, as they relate to the Company, Oncotelic or the management of either company, before or after the Merger, may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the Merger and the Bridge Financing; expectations regarding the capitalization, resources and ownership structure of the post-Merger combined company; the adequacy of the post-Merger combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the post-Merger combined company; and the executive and board structure of the post-Merger combined company. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk that the conditions to the closing of Merger and/or the Bridge Financing are not satisfied, uncertainties as to the timing of the consummation of the Merger and/or the Bridge Financing, and the ability of each of Oncotelic and Mateon to consummate the Merger and/or the Bridge Financing. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 17, 2019, by and among the Company, Oncotelic and Oncotelic Acquisition Corporation.*

4.1	Form of Debenture, issued by the Company to PeakOne.

4.2	Form of Debenture, issued by the Company to the Bridge Investors.

10.1	Separation and Release Agreement, dated April 17, 2019, by and between the Company and William D. Schwieterman, M.D.±

10.2	Form of Securities Purchase Agreement, dated as of April 17, 2019, by and among the Company and PeakOne.

10.3	Form of Securities Purchase Agreement, dated as of April 17, 2019, by and among the Company and the Bridge Investors.

99.1	Press Release, dated April 18, 2019.

*	The schedules and exhibits of the Merger Agreement have been omitted pursuant to Item 601 of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
±	Executive Compensation Plan or Arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: April 18, 2019	/s/ Matthew M. Loar
By: Matthew M. Loar
Chief Financial Officer